Exhibit 99.1
GLG PARTNERS REPORTS Q4 AND 2007 EARNINGS
Achieved Record Net Revenues and Adjusted Net Income
•	Net revenues of $446.5 million for Q4, 55.6% above Q4 2006. Net revenues of $1.040 billion for 2007, 67.5% above 2006

•	Total net inflows of $2.9 billion during Q4 2007 (14.3% of opening Q4 2007 net assets under management (AUM)) and $6.1 billion during 2007 (40.1% of 2007 opening net AUM)

•	Net AUM of $24.6 billion as of December 31, 2007, up 20.3% from September 30, 2007 and 62.4% from December 31, 2006

•	Net loss of $315.8 million for Q4 2007; Net income of $59.3 million for 2007

•	Non GAAP adjusted net income for Q4 2007 of $127.1 million, up 72.3% from Q4 2006; Non GAAP adjusted net income for 2007 of $294.7 million, up 86.4% from 2006

•	Regular quarterly dividend of $0.025 declared and an additional $100 million repurchase authorization announced by Board of Directors

•	Repurchased 12.8 million warrants to date
New York, February 6, 2008 — GLG Partners, Inc. (NYSE: GLG), a leading alternative asset manager, today reported record net revenues, inflows, and adjusted net income. GLG today reported a GAAP net loss of $315.8 million for the quarter ended December 31, 2007 and net income of $59.3 million for the full year 2007 which were affected by the recognition under GAAP of $639 million in share-based and other compensation related to the acquisition by Freedom Acquisition Holding Inc. of GLG Partners LP and associated entities. GAAP diluted EPS was ($1.56) for the quarter ended December 31, 2007 and $0.23 for the full year 2007.

Non GAAP adjusted net income (net income less limited partner profit share and cumulative dividends, plus share based and other compensation and costs related to the transaction between Freedom Acquisition Holdings, Inc. and GLG Partners LP and affiliated entities) was $127.1 million, up 72.3% year-over-year, for the quarter ended December 31, 2007, and $294.7 million, up 86.4% year-over-year, for 2007. Adjusted net income per non GAAP weighted average fully diluted share was $0.38 for the quarter ended December 31, 2007 and $0.88 for 2007. Adjusted net income and non GAAP weighted average fully diluted shares were financial measures not prepared under U.S. generally accepted accounting principles, or GAAP. A reconciliation of adjusted net income to GAAP net income and non GAAP weighted average fully diluted shares to average fully diluted shares under GAAP is presented below under “Non GAAP Financial Measures.”
GLG’s net assets under management (AUM) as of December 31, 2007 reached $24.6 billion (net of assets invested from other GLG managed funds), up 20.3% from September 30, 2007 and 62.4% from December 31, 2006. Net inflows as a percentage of beginning period net AUM were 14.3% during the fourth quarter of 2007 and 40.1% in 2007. The original shareowners of GLG Partners LP and affiliated entities (including our principals, their trustees, and our key personnel) invested at full fees approximately $875 million of additional net AUM in the GLG managed funds in December 2007. GLG’s gross AUM (including assets invested from other GLG managed funds) was $29.1 billion at December 31, 2007, up 23.3% from September 30, 2007 and 65.3% from December 31, 2006. A combination of strong performance across GLG managed funds, robust inflows and currency translation drove the growth in AUM as set forth below in Table 1.
“The fourth quarter was a milestone period for us with our successful transition to a U.S. publicly traded company, strong investment performance across the funds we manage, and record net inflows,” said Noam Gottesman, Chairman and Co-CEO of GLG. “The diversity embedded in our operating model with our spread of alternative and long only offerings across equity, credit, emerging markets, and convertibles continued to work well in the volatile markets of the fall. The prospects for future expansion remain bright and we are on track with our U.S. plans having registered our U.S. subsidiary, GLG Inc., with the SEC as an investment advisor in January 2008.”

Table 1: Assets Under Management
(US$ in millions)

	As of Dec 31,
	2007	2006

Gross Fund-Based AUM	$26,523	$16,053
Managed Accounts AUM	2,357	1,233
Cash and Other Securities	206	310
Gross AUM	29,086	17,596
YoY % Change	65.3%	46.1%
Net AUM	24,612	15,154
YoY % Change	62.4%	47.1%

	Three Months Ended Dec 31,		Full Year Ended Dec 31,
	2007	2006	2007	2006

Opening Net AUM	$20,466	$13,718	$15,154	$10,300
Inflows (net of redemptions)	2,927	102	6,077	2,621
Performance (gains net of losses and fees)	986	1,033	2,383	1,541
Currency translation impact	232	301	997	692

Closing Net AUM	$24,612	$15,154	$24,612	$15,154

% of Opening Net AUM
Inflows (net of redemptions)	14.3%	0.7%	40.1%	25.4%
Net performance (gains net of losses and fees)	4.8%	7.5%	15.7%	15.0%
Note: Net performance as a percentage of operating net AUM is based on both opening AUM and inflows during the period and can be influenced by heavy inflows.
Financial Summary
For the quarter ended December 31, 2007, net revenues and other income was up 55.6% to $446.5 million from $286.9 million in the same quarter in 2006, primarily due to increased management and performance fees as a result of robust inflows and solid performance across the GLG managed funds. During 2007, net revenues and other income increased 67.5% to $1,040.1 million from $620.9 million during 2006.
Performance fees rose 53.8% year-over-year in the quarter ended December 31, 2007 to $334.8 million on a 56.1% rise in average net AUM compared to the same quarter last year. It is our practice to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. Accordingly, the fourth quarter’s performance fees largely reflect second half performance. For 2007, performance fees were $678.7 million an increase of 71.9% over the prior year’s level.
Management and administration fees totaled $109.5 million, or 1.9% of average net AUM for the fourth quarter ended December 31, 2007, increases of 65.8% and 11 basis points (bps), respectively, compared to the quarter ended December 31, 2006. For 2007, management and administration fees totaled $351.4 million, or 1.85% of average net AUM, increases of 58.9% and 14 bps, respectively, compared to 2006. Other income of $10.1 million reflects primarily currency related gains on cash held on our balance sheet during 2007.
The total level of comprehensive limited partner profit share, compensation and benefits (“PSCB”) fell by 413 bps to 56.9% for the quarter ended December 31, 2007 when expressed as a percentage of revenues for the same period last year, although this rose by 45.1% for the quarter ended December 31, 2007 to $254.1 million. PSCB is a financial measure not prepared under GAAP, and includes limited partner profit share but excludes acquisition-related share-based and other compensation and costs as well as other share-based compensation described below under “Non GAAP Financial Measures.” Employee compensation and benefits for the fourth quarter 2007 rose to $699.7 million compared to $50.2 million in the same quarter last year, largely on the $639.1 million recognition of acquisition-related share-based and other compensation and costs.
Please note that compensation expense and limited partner profit share tied to fund performance is only recognized when the related performance fees crystallize, generally on June 30 and December 31 of each year. Consequently during the fourth quarter, the portion of compensation expense and limited partner profit share tied to performance reflects crystallized second half performance as well as any adjustments to amounts accrued in the first half.
PSCB for 2007 increased by 54.7% to $572.1 million but decreased by approximately 456 bps to 55.0% when expressed as a percentage of revenues when compared with the same period a year ago. Employee compensation and benefits for 2007 rose to $810.2 million as compared to $168.4 million for 2006. This increase reflects the recognition of acquisition-related share-based and other compensation and costs in 2007 and the reduction in employee compensation and benefits as a result of certain key personnel ceasing to be employees when GLG established its limited partner profit share arrangement at the end of June 2006.
General, administrative, and other expenses for the quarter ended December 31, 2007 increased 18.7% year-over-year to $29.3 million but fell as a percentage of revenues to 6.6%. For 2007, these expenses rose 59.2% year-over-year to $108.9 million, but declined by 55 bps to 10.5% when expressed as a percentage of revenues, reflecting increases in operating costs due to significant growth in the business as well as certain one-time costs. Net interest expense was $2.3 million during the quarter ended December 31, 2007 reflecting both the cost of borrowings under the term loan and revolving credit facilities entered into upon the consummation of the reverse acquisition transaction on November 2, 2007 and interest on our cash balances.
“We continued to build the scale of our operations to accommodate growth and invest in our risk management and controls infrastructure”, said Emmanuel Roman, Co-CEO and Managing Director of GLG. “Our diversified model navigated the turbulent capital markets of recent periods well and we are opportunistically recruiting high quality individuals to expand and further fill out our business.

Capital and Dividends
As of December 31, 2007, there were 234.3 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares, and 63.6 million warrants outstanding. During the fourth quarter of 2007, GLG repurchased 7.3 million warrants for $45.6 million and 3.4 million warrants were exercised at $7.50 per share for an aggregate of $25.2 million. Year to date (through February 5, 2008), GLG has repurchased 5.5 million warrants for $29.7 million, and 2.1 million warrants have been exercised at $7.50 per share for an aggregate of $16.1 million.
The board of directors has approved the payment of a regular quarterly dividend of $0.025 per share to begin shortly after the end of the first quarter. The record and payment dates for the quarterly dividends will be announced when set. After the end of 2008, the board of directors will consider paying a special dividend based upon annual profitability.
In addition, our board of directors increased our authorized stock and warrant repurchase program by $100 million through August 2008.
Investor/Analyst Conference Call and Webcast
GLG will hold a conference call for investors and analysts today at 8:30 a.m. EST / 1:30 p.m. GMT hosted by Chairman of the Board and Co-Chief Executive Officer, Noam Gottesman and Chief Financial Officer, Simon White. To participate by telephone, the domestic dial-in number is 888-680-0865 and the international dial-in is 617-213-4853. The access code is 90577627. For the replay which will be available until March 6, 2008, the domestic dial-in number is 888-286-8010 and the international dial-in is 617-801-6888. The replay access code is 74848516. The teleconference will be available via live webcast on GLG’s website at www.glgpartners.com.
Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PUDMCLWRT (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)
Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access to the conference by bypassing the operator upon connection.
The webcast will be available for replay on the “Calendar of Events” page of GLG’s website.
About GLG
GLG, one of the largest alternative asset managers in the World, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service. As of December 31, 2007, GLG managed net AUM of over $24.0 billion.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:
Investors/analysts:

GLG:	Simon White
Chief Financial Officer
+44 (0)20 7016 7000
simon.white@glgpartners.com

Michael Hodes
Acting Director of Investor Relations
+1 212 224 7223
michael.hodes@glgpartners.com

Media:

Finsbury:	Rupert Younger/Amanda Lee
+44 (0)20 7251 3801
rupert.younger@finsbury.com
amanda.lee@finsbury.com

Andy Merrill
+ 1 212 303 7600
andy.merrill@finsbury.com

GLG Partners, Inc.
Combined and Consolidated Statement of Operations
(US$ in thousands; US GAAP)

	Three months Ended
	December 31,
	2007	2006	% Change

Net revenues and other income

Management fees, net	$88,260	$56,292	56.8%
Performance fees, net	334,826	217,693	53.8%
Administration fees, net	21,237	9,764	117.5%
Other	2,206	3,156	(30.1%)

Total net revenues and other income	446,529	286,905	55.6%

Expenses

Employee compensation and benefits	(699,687)	(50,192)	1,294.0%
General, administrative and other	(29,291)	(24,683)	18.7%

	(728,978)	(74,875)	873.6%

Income from operations	(282,449)	212,030	(233.2%)
Interest income, net	(2,345)	1,054	(322.5%)

Income before income taxes	(284,794)	213,084	(233.7%)
Income taxes	(30,979)	(14,422)	114.8%

GAAP net income	$(315,773)	$198,662	(258.9%)

Cumulative dividends	(2,723)	—
Distributions of limited partner shares	(10,514)	—
Minority interests	46,529	85

GAAP net income attributable to common stockholders	$(282,481)	198,747	(242.1%)

Weighted average shares outstanding, basic	180,683	135,712
Net income per common share, basic	(1.56)	1.46	(206.8%)

Net income attributable to common stockholders, diluted	(282,481)	198,747
Weighted average shares outstanding, diluted	180,683	194,617
Net income per share, diluted	(1.56)	1.02	(252.9%)

GLG Partners, Inc.
Combined and Consolidated Statement of Operations
(US$ in thousands; US GAAP)

	Twelve Months Ended
	December 31,
	2007	2006	% Change

Net revenues and other income

Management fees, net	$287,152	$186,273	54.2%
Performance fees, net	678,662	394,740	71.9%
Administration fees, net	64,224	34,814	84.5%
Other	10,080	5,039	100.1%

Total net revenues and other income	1,040,118	620,866	67.5%

Expenses

Employee compensation and benefits	(810,212)	(168,386)	381.2%
General, administrative and other	(108,926)	(68,404)	59.2%

	(919,138)	(236,790)	288.2%

Income from operations	120,980	384,076	(68.5%)
Interest income, net	2,350	4,657	(49.5%)

Income before income taxes	123,330	388,733	(68.3%)
Income taxes	(64,000)	(29,225)	119.0%

GAAP net income	$59,330	$359,508	(83.5%)

Cumulative dividends	(2,723)	—
Distributions of limited partner shares	(10,514)	—
Minority interests	46,529	(182)

GAAP net income attributable to common stockholders	$92,622	$359,326	(74.2%)

Weighted average shares outstanding, basic	147,048	135,712
Net income per common share, basic	0.63	2.65	(76.2%)

Net income attributable to common stockholders, diluted	48,816	359,326
Weighted average shares outstanding, diluted	210,041	194,617
Net income per share, diluted	0.23	1.85	(87.6%)

Financial Supplement

(US$ in millions)	4Q 2007	3Q 2007	4Q 2006	2007	2006

Gross AUM	29,086	23,593	17,596	29,086	17,596

Net AUM	24,612	20,466	15,154	24,612	15,154

Average net AUM	22,539	19,526	14,436	18,980	12,890

(USD in thousands)

Management fees	88,260	78,558	56,292	287,152	186,273

Performance fees	334,826	803	217,693	678,662	394,740

Administration fees	21,237	16,306	9,764	64,224	34,814

Other	2,206	6,905	3,156	10,080	5,039

Total net revenues and other income	446,529	102,572	286,905	1,040,118	620,866

Employee compensation and benefits	(699,687)	(28,959)	(50,192)	(810,212)	(168,386)

General, administrative and other	(29,291)	(25,891)	(24,683)	(108,926)	(68,404)

Net interest income	(2,345)	3,048	1,054	2,350	4,657

Income tax expense	(30,979)	(4,735)	(14,422)	(64,000)	(29,225)

GAAP net income	(315,773)	46,035	198,662	59,330	359,508

Add: Share-based and other compensation associated with the Freedom acquisition	639,077			639,077
Deduct: Limited partner profit share	(193,500)	(17,000)	(124,920)	(401,000)	(201,450)
Deduct: Cumulative dividends	(2,723)			(2,723)

Non GAAP adjusted net income (1)	127,081	29,035	73,742	294,684	158,058

Non GAAP weighted average fully diluted shares	331,263	333,893	333,893	333,737	333,893

Non GAAP net income divided by non GAAP weighted average fully diluted shares	0.38	0.09	0.22	0.88	0.47

Management fees and Administration fees/ Avg. net AUM (2)	1.9%	1.9%	1.8%	1.9%	1.7%
Total net revenues and other income /Avg. net AUM (2)	7.9%	2.1%	7.9%	5.5%	4.8%
Employee compensation and benefits and Limited partner profit share/ Total net revenues and other income	56.9%	44.8%	61.0%	55.0%	59.6%
General, administrative and other expenses/ Total net revenues and other income	6.6%	25.2%	8.6%	10.5%	11.0%
Non GAAP adjusted net income/Total net revenues and other income	28.5%	28.3%	25.7%	28.3%	25.5%
“Effective” tax rate ( income taxes plus cumulative dividends) divided by	21.0%	14.0%	16.4%	18.5%	15.6%
pre-tax adjusted income)

(1)	See “Non-GAAP Financial Measures” for further detail.

(2)	Ratios annualized for 3Q and 4Q 2007 as well as 3Q 2006.

GLG Partners, Inc.
Non GAAP Adjusted Net Income for Three Months and The Year Ended December 31, 2007 and December 31, 2006
(US$ in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2007	2006	% Change	2007	2006	% Change

Derivation of non GAAP adjusted net income

GAAP net (loss)/income	$(315,773)	198,662	(258.9%)	59,330	359,508	(83.5%)
Deduct: cumulative dividends	(2,723)	—		(2,723)	—
Add: acquisition related share-based and other compensation and costs	639,077	—		639,077	—
Deduct: limited partner profit share	(193,500)	(124,920)	54.9%	(401,000)	(201,450)	99.1%

Non GAAP adjusted net income	$127,081	73,742	72.3%	294,684	158,058	86.4%

Non GAAP adjusted net income per non GAAP weighted average fully diluted share	0.38	0.22	73.7%	0.88	0.47	86.5%

Non GAAP weighted average fully diluted shares	331,263	333,893		333,737	333,893
GLG Partners, Inc.
Non GAAP Expenses for Three Months and The Year Ended December 31, 2007 and December 31, 2006
(US$ in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2007	2006	% Change	2007	2006	% Change

Non GAAP expenses

GAAP employee compensation and benefits	$(699,687)	(50,192)	1,294.0%	(810,212)	(168,386)	381.2%
Add: acquisition related share-based and other compensation and costs	639,077			639,077	0
Limited partner profit share	(193,500)	(124,920)	54.9%	(401,000)	(201,450)	99.1%

Non GAAP comprehensive limited partner profit share, compensation and benefits	$(254,110)	$(175,112)	45.1%	$(572,135)	$(369,836)	54.7%

GAAP general, administrative and other	(29,291)	(24,683)	18.7%	(108,926)	(68,404)	59.2%

Non GAAP total expenses	$(283,401)	$(199,795)	41.8%	$(681,061)	$(438,240)	55.4%

GLG Partners, Inc.
Share count reconciliation of GAAP weighted average common stock to
Non GAAP weighted average common stock
(Share count in thousands)

	4Q 2007	4Q 2006	2007	2006
Outstanding
Common stock (including Treasury Stock)	234,263	161,095	234,263	161,095
Unvested shares	10,468	10,468	10,468	10,468

Total issued and outstanding common stock	244,731	171,563	244,731	171,563
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	63,633	0	63,633	0

Weighted Average Outstanding
Common stock (excluding Treasury Stock)	180,683	135,712	147,048	135,712
Unvested shares	10,468	10,468	10,468	10,468
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	43,709	0	11,017	0

GAAP, Weighted Average Fully Diluted Share Count
Common stock	180,683	135,712	147,048	135,712
Unvested shares	0	0	4	0
FA Sub 2 Limited Exchangeable Shares	0	58,905	58,905	58,905
Warrants	0	0	4,084	0

Total	180,683	194,617	210,041	194,617

Non GAAP adjustments to weighted average fully diluted share count
Common stock:
GAAP, weighted average fully diluted share count	180,683	135,712	147,048	135,712
add: unvested shares issued pursuant to our equity participation plan, Restricted Stock Plan and LTIP on which dividends will be paid.	35,851	35,851	35,851	35,851
add: impact on weighted average fully diluted shares outstanding in each period of including 69.8 million shares of Freedom common stock from January 1, 2006 instead of November 2, 2007.	25,037	69,800	58,517	69,800
add: impact of using a post acquisition averaging period (59 days) for post acquisition warrant exercises and repurchases.	116		271

Non GAAP, weighted average fully diluted share count	241,687	241,363	241,687	241,363

Unvested shares:
GAAP, weighted average fully diluted share count	0	0	4	0
adjust to recognize unvested shares already recognised in non-GAAP common stock count	0	0	(4)	0

Non GAAP, weighted average fully diluted share count	0	0	0	0

FA Sub 2 Limited Exchangeable Shares:
GAAP, weighted average fully diluted share count	0	58,905	58,905	58,905
inclusion of Exchangeable shares as dilutive under non GAAP	58,905	0	0	0

Non GAAP, weighted average fully diluted share count	58,905	58,905	58,905	58,905

Warrants:
GAAP, weighted average fully diluted share count	0	0	4,084	0
add: impact on weighted average fully diluted shares outstanding in each period of including 74 million warrants as outstanding from January 1, 2006 instead of November 2, 2007. (2)	30,671	33,625	29,061	33,625

Non GAAP, weighted average fully diluted share count outstanding	30,671	33,625	33,145	33,625

Non GAAP, Weighted Average Fully Diluted Share Count(1), (2)
Common stock	241,687	241,363	241,687	241,363
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	30,671	33,625	33,145	33,625

Total	331,263	333,893	333,737	333,893

Equity Market Capitalization (US$ in Thousands)
Common equity market capitalization (3)	4,129,449	0	4,129,449	0
Warrant market capitalization	383,068	0	383,068	0

Total equity capitalization (3)	4,512,517	0	4,512,517	0

(1)	Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent plus diluted warrants outstanding under the treasury stock method.

(2)	Uses the November 2, 2007, the date the Freedom transaction closed, price of $13.70 and share count of 230,467,891 for all prior periods.

(3)	Assumes conversion of FA Sub 2 limited exchangeable shares

GLG
Composition of Assets Under Management and Net Flows Supplement
($ millions)

	As of Dec 31,		YOY	Qtr on Qtr % Change		As of Sep 30,		YOY
	2007	2006	% Change	Q4 2007	Q4 2006	2007	2006	% Change
Alternative strategy	$18,833	$10,410	80.9%	28.0%	13.4%	$14,713	$9,184	60.2%
Long-only	4,774	3,815	25.1%	4.7%	2.1%	4,561	3,735	22.1%
Internal FoHF	2,318	1,261	83.9%	40.4%	15.7%	1,651	1,089	51.6%
External FoHF	598	568	5.4%	(0.0%)	11.2%	598	511	17.2%

Gross Fund-Based AUM	26,523	16,053	65.2%	23.2%	10.6%	21,524	14,519	48.2%

Managed accounts	2,357	1,233	91.2%	23.7%	18.4%	1,905	1,042	82.9%
Cash	206	310	(33.5%)	26.0%	(16.5%)	164	372	(56.0%)

Total Gross AUM	29,086	17,596	65.3%	23.3%	10.4%	23,593	15,932	48.1%

Less: internal FoHF investments in GLG funds	(2,331)	(1,268)	83.9%	41.0%	16.2%	(1,653)	(1,091)	51.5%
Less: external FoHF investments in GLG funds	(53)	(49)	8.9%	(3.0%)	2.1%	(55)	(48)	14.7%
Less: alternatives fund-in-fund investments	(2,090)	(1,125)	85.8%	47.3%	4.6%	(1,419)	(1,075)	31.9%

Net AUM	$24,612	$15,154	62.4%	20.3%	10.5%	$20,466	$13,718	49.2%

	Three Months Ended Dec 31,		Full Year Ended Dec 31,		Three Months Ended Sep 30,
	2007	2006	2007	2006	2007	2006
Opening Net AUM	$20,466	$13,718	$15,154	$10,300	$18,585	$13,467
Inflows (net of redemptions)	2,927	102	6,077	2,621	1,633	291
Performance (gains net of losses and fees)	986	1,033	2,383	1,541	(297)	35
Currency translation impact (no US$ AUM expressed in US$)	232	301	997	692	545	(76)

Closing Net AUM	$24,612	$15,154	$24,612	$15,154	$20,466	$13,718

% of Opening Net AUM
Net Fund-based inflows (net of redemptions)	14.3%	0.7%	40.1%	25.4%	8.8%	2.2%
Net Fund-based net performance (gains net of losses)	4.8%	7.5%	15.7%	15.0%	(1.6%)	0.3%
Note: Net performance as a percentage of opening net AUM is based on both opening AUM and inflows during the period and can be influenced by heavy inflows.

GLG
Net and Gross Flows Reconciliation Supplement
($ millions)

	As of Mar 31,		As of Jun 30,		As of Sep 30,		As of Dec 31,
	2007	2006	2007	2006	2007	2006	2007	2006
Gross AUM	$18,655	$13,834	$21,522	$15,627	$23,593	$15,932	$29,086	$17,596
YoY % Change	34.9%		37.7%		48.1%		65.3%
Net AUM	16,085	11,811	18,585	13,467	20,466	13,718	24,612	15,154
YoY % Change	36.2%		38.0%		49.2%		62.4%

	Three Months Ended Mar 31,		Three Months Ended Jun 30,		Three Months Ended Sep 30,		Three Months Ended Dec 31,		Full Year Ended Dec 31,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
Opening Net AUM	$15,154	$10,300	$16,085	$11,811	$18,585	$13,467	$20,466	$13,718	$15,154	$10,300
Inflows (net of redemptions)	9	479	1,509	1,749	1,633	291	2,927	102	6,077	2,621
Performance (gains net of losses and fees)	845	901	848	(429)	(297)	35	986	1,033	2,383	1,541
Currency translation impact (no US$ AUM expressed in US$)	77	131	143	336	545	(76)	232	301	997	692

Closing Net AUM	$16,085	$11,811	$18,585	$13,467	$20,466	$13,718	$24,612	$15,154	$24,612	$15,154

% of Opening Net AUM
Net Fund-based inflows (net of redemptions)	0.1%	4.6%	9.4%	14.8%	8.8%	2.2%	14.3%	0.7%	40.1%	25.4%
Net Fund-based net performance (gains net of losses)	5.6%	8.7%	5.3%	(3.6%)	(1.6%)	0.3%	4.8%	7.5%	15.7%	15.0%

	Three Months Ended Mar 31,		Three Months Ended Jun 30,		Three Months Ended Sep 30,		Three Months Ended Dec 31,		Full Year Ended Dec 31,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
Opening Gross Fund-Based AUM	$16,053	$11,484	$17,060	$12,934	$19,485	$14,351	$21,524	$14,519	$16,053	$11,484
Fund-based inflows (net of redemptions)	160	206	1,393	1,407	1,798	243	3,680	129	7,030	1,986
Fund-based net performance (gains net of losses)	848	1,244	1,032	10	241	(75)	1,319	1,405	3,440	2,584

Closing Gross Fund-Based AUM	$17,060	$12,934	$19,485	$14,351	$21,524	$14,519	$26,523	$16,053	$26,523	$16,053

% of Opening Gross Fund-Based AUM
Gross Fund-based inflows (net of redemptions)	1.0%	1.8%	8.2%	10.9%	9.2%	1.7%	17.1%	0.9%	43.8%	17.3%
Gross Fund-based net performance (gains net of losses)	5.3%	10.8%	6.0%	0.1%	1.2%	(0.5%)	6.1%	9.7%	21.4%	22.5%

Opening Managed Accounts AUM	$1,233	$335	$1,398	$505	$1,843	$937	$1,905	$1,042	$1,233	$335
Inflows (net of redemptions)	68	135	351	535	38	96	447	97	904	865
Net performance (gains net of losses)	97	35	94	(103)	24	8	4	94	220	34

Closing Managed Accounts AUM	$1,398	$505	$1,843	$937	$1,905	$1,042	$2,357	$1,233	$2,357	$1,233

% of Opening Managed Accounts AUM
Inflows (net of redemptions)	5.5%	40.4%	25.1%	106.0%	2.1%	10.3%	23.5%	9.3%	73.4%	258.5%
Net Performance (gains net of losses)	7.9%	10.5%	6.7%	(20.4%)	1.3%	0.9%	0.2%	9.0%	17.8%	10.2%
Note: Net performance as a percentage of opening net AUM is based on both opening AUM and inflows during the period and can be influenced by heavy inflows.

Non GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles, in addition to financial results prepared in accordance with GAAP.
Comprehensive Limited Partner Profit Share, Compensation and Benefits (“PSCB”): GLG’s management assesses its personnel related expenses based on the measure non GAAP comprehensive limited partner profit share, compensation and benefits, or non GAAP PSCB. Non GAAP PSCB reflects GAAP employee compensation and benefits, adjusted to include limited partner profit share attributable to certain key personnel who are holders of direct or indirect limited partnership interests in certain GLG entities described below and to exclude acquisition-related share-based and other compensation and costs related to the acquisition by Freedom Acquisition Holdings Inc. (“Freedom”) of GLG Partners LP and associated entities.
Beginning in mid-2006, GLG entered into partnership with a number of its key personnel who ceased to be employees and either became holders of direct or indirect limited partnership interests in certain GLG entities or formed limited liability partnerships through which they provide services to GLG. Through their partnership interests, these key individuals are entitled to partnership draws as priority distribution, which are recognized in the period in which they are payable. There is an additional limited partner profit share distribution, which is recognized in the period in which it is made. Key personnel that are participants in the limited partner profit share arrangement do not receive salaries or discretionary bonuses from GLG, except in one instance. Limited partner profit share does not affect net income, whereas comparable amounts paid to these key personnel as employees had been recorded as employee compensation and benefits prior to mid-2006 and accordingly reduced net income.
Under GAAP, limited partner profit share cannot be presented as compensation expense. However, management believe that it is more appropriate to treat limited partner profit share as expense when considering business performance because it reflects the costs of the services provided to GLG by these participants in the limited partner profit share arrangement. As a result, GLG presents the measure non GAAP PSCB to show the total cost of the services provided to GLG by both participants in the limited partner profit share arrangement and employees. For purposes of this non GAAP financial measure, GLG recognizes the limited partner profit share in the period revenues related to the limited partner profit share are recognized, rather than the period in which the limited partner profit share distributions are made.
Non GAAP PSCB is not a measure of financial performance under GAAP and should not be considered as an alternative to employee compensation and benefits.
Non GAAP Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “adjusted net income”, which adjusts for (1) the difference between GAAP employee compensation and benefits and non GAAP PSCB as described above and (2) the cumulative dividends payable to the holder of exchangeable shares of our FA Sub 2 Limited subsidiary in respect of our estimate of the net taxable income of FA Sub 2 Limited allocable to such holder multiplied by an assumed tax rate. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net income as an indicator of GLG’s operating performance or any other measurers of performance derived in accordance with GAAP.
Non GAAP weighted average fully diluted shares: GLG’s management assesses business performance per share based on the measure “non GAAP weighted average fully diluted shares outstanding,” which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to our equity participation plan, which are recorded under GAAP as treasury shares, but upon which we will pay dividends; (2) unvested shares awarded under our 2007 Restricted Stock Plan and our 2007 Long-Term Incentive Plan upon which we will pay dividends; (3) the impact on the weighted average fully diluted shares outstanding of including all of the 69 million outstanding shares of Freedom common stock immediately prior to the closing of the acquisition by Freedom from January 1, 2006 rather than from November 2, 2007; and (4) the impact of including all of the 74 million Freedom warrants as outstanding from January 1, 2006 rather than from November 2, 2007 in determining the weighted average number of warrants outstanding in each period, and applying the treasury stock method to determine the number of fully diluted shares outstanding under such warrants applying the stock price on November 2, 2007 for all dates prior to November 2, 2007. Non GAAP weighted average fully diluted shares is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP fully-diluted shares outstanding or in calculating GAAP earnings per share.
GLG is providing these non GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel related costs and its earnings from operation and because GLG believes that they will be helpful to investors in understanding all components of personnel-related costs of GLG’s business. GLG’s management believes that non GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non GAAP adjusted net income measure better represents profits available for distribution to stockholders than does GAAP net income. Non GAAP weighted average fully diluted shares is a non GAAP financial measure that we use internally to measure the number of shares on which we expect to pay dividends plus the warrants outstanding under the treasury stock method.
Investors should consider these non GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of performance prepared in accordance with GAAP. The non GAAP financial measures presented by GLG may be different from financial measures used by other companies.